Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS FOURTH QUARTER 2007
FINANCIAL RESULTS

LOS ANGELES, February 5, 2008 – Maguire Properties, Inc. (NYSE: MPG), a Southern California focused real estate investment trust, today reported results for the quarter ended December 31, 2007.

Significant Fourth Quarter and Recent Events

▪
During the fourth quarter, we paid down $10.0 million on our City Plaza mortgage loan.  As of December 31, 2007, approximately 86% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.6% on an interest-only basis with a weighted average remaining term of approximately eight years.

▪
We leased 3.1 million square feet on a proforma basis in our total portfolio during 2007 (2.5 million square feet on an effective proforma basis) which includes leasing 165,000 square feet at the EOP properties from January 1st to April 23, 2007 prior to their acquisition.  Leasing during 2007 in our effective portfolio was 2.3 million square feet including our pro rata share of joint venture properties.   That was the highest amount in our history.  During the fourth quarter, we completed new leases and renewals totaling approximately 605,000 square feet (including our pro rata share of joint venture properties).  This included a new lease and the renewal of an existing lease with St. Paul Fire and Marine Insurance Company at City Tower totaling approximately 73,000 square feet.  Additionally, new leases were completed with Bryan Cave at 3161 Michelson totaling approximately 48,000 square feet and Analytic Investors at Gas Company Tower totaling approximately 25,000 square feet.  The renewal of an existing lease was also completed with Citicorp NA at 2600 Michelson totaling approximately 27,000 square feet while Chadbourne & Parke renewed and expanded their lease at Two California Plaza to approximately 26,000 square feet.

▪
Subsequent to year end, we leased 91,000 square feet, including approximately 55,000 square feet to Product Partners at Lantana and approximately 17,000 square feet to Leo A. Daly Company at 550 South Hope.  We have approximately 472,000 square feet in active lease negotiations.

▪
During the fourth quarter, we commenced construction of an 189,000 square foot office property at 207 Goode in Glendale, California.  In January 2008, we completed the development of the Washington Mutual Irvine Campus in Irvine, California and the Mission City Corporate Center in San Diego, California.  Our Lantana development project located in Santa Monica, California remains on schedule.

▪
As of December 31, 2007, we had cash on hand of $414.1 million, including $239.2 million in restricted cash.  Restricted cash includes approximately $142 million of leasing and capital expenditures reserves, of which approximately $91 million are related to the Equity Office Portfolio properties, as well as approximately $18 million of debt service reserves, all of which are related to the Equity Office Portfolio properties.

Fourth Quarter 2007 Financial Results

▪
Net loss available to common stockholders for the quarter ended December 31, 2007 was $44.5 million, or $0.95 per share, compared to net loss available to common stockholders of $8.8 million, or $0.19 per share, for the quarter ended December 31, 2006.

▪
Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended December 31, 2007 was $6.7 million, or $0.14 per diluted share, compared to our share of FFO available to common stockholders of $28.5 million, or $0.60 per diluted share, for the quarter ended December 31, 2006.

▪
FFO before loss from early extinguishment of debt for the quarter ended December 31, 2007 was $7.5 million, or $0.16 per diluted share.  For the prior year fourth quarter, FFO before loss from early extinguishment of debt was $30.9 million, or $0.65 per diluted share.

▪
Our share of FFO for the year ended December 31, 2007 was $19.2 million, or $0.41 per diluted share, compared to $91.9 million, or $1.96 per diluted share, for the year ended December 31, 2006.  FFO before loss from extinguishment of debt for the year ended December 31, 2007 was $46.5 million, or $0.99 per diluted share, compared to $101.8 million for the year ended December 31, 2006, or $2.17 per diluted share.

▪
Our guidance for fourth quarter 2007 FFO assumed a receipt of a lease termination fee of approximately $15 million, or $0.27 per share, versus the tenant’s total lease obligation to maturity in four years of $19.7 million.  Discussions with the tenant regarding this lease termination fee were not concluded in the fourth quarter as expected.  We continue to be in discussions with this tenant, whose space is partially vacant, regarding either a termination or other lease resolution.

▪
For new leases completed during the quarter, cash rent growth was 34.6%, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent growth was 39.2% compared to prior GAAP rents.  Within the Los Angeles Central Business District, the cash rent growth was 32.4% and the GAAP rent growth was 54.7%.  Within Orange County, the cash rent growth was 46.8% and the GAAP rent growth was 51.0%.

The weighted average number of common and common equivalent shares outstanding for the quarters ended December 31, 2007 and 2006 were 46,899,660 and 47,304,274, respectively.  The weighted average number of common shares used to calculate both basic and diluted earnings per share for the quarters ended December 31, 2007 and 2006 were 46,870,622 and 46,572,219, respectively, due to our net loss position during those periods.

As of December 31, 2007, our portfolio was comprised of whole or partial interests in approximately 35 million square feet, consisting of 37 office and retail properties totaling approximately 21 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 47,000 vehicles.  We have four projects under development that total approximately 629,000 square feet of office space and approximately 351,000 square feet of structured parking.  We also own undeveloped land that we believe can support up to approximately 17 million square feet of office, hotel, retail, residential and structured parking.

Due to the ongoing strategic alternative review process in which we are engaged under the direction of a Special Committee of independent directors, we will not have a conference call to review these financial results and do not propose to provide guidance for 2008.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: risks associated with our consideration of strategic alternatives; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with the potential failure to manage effectively the Company’s growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 9, 2007.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share data)

	December 31, 2007	December 31, 2006

ASSETS
Investments in real estate	$5,439,044	$3,374,671
Less: accumulated depreciation	(476,337)	(357,422)
Net investments in real estate	4,962,707	3,017,249

Cash and cash equivalents	174,847	101,123
Restricted cash	239,245	99,150
Rents and other receivables, net	30,422	19,766
Deferred rents	49,292	39,262
Due from affiliates	1,740	8,217
Deferred leasing costs and value of in-place leases, net	192,269	146,522
Deferred loan costs, net	38,725	23,808
Acquired above market leases, net	28,058	21,848
Other assets	14,148	10,406
Investment in unconsolidated joint ventures	18,325	24,378
Total assets	$5,749,778	$3,511,729

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Mortgage and other secured loans	$5,003,341	$2,794,349
Accounts payable and other liabilities	202,509	153,046
Dividends and distributions payable	24,888	24,934
Capital leases payable	5,232	5,996
Acquired below market leases, net	155,824	72,821
Total liabilities	5,391,794	3,051,146

Minority interests	14,670	28,671
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
7.625% Series A Cumulative Redeemable Preferred Stock, $25.00
liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized;
47,185,636 and 46,985,241 shares issued and outstanding at
December 31, 2007 and 2006, respectively	472	470
Additional paid-in capital	691,518	680,980
Accumulated deficit and dividends	(331,735)	(257,124)
Accumulated other comprehensive (loss) income, net	(17,041)	7,486
Total stockholders' equity	343,314	431,912
Total liabilities, minority interests and stockholders' equity	$5,749,778	$3,511,729

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006

Revenue:
Rental	$96,115	$58,043	$340,601	$240,496
Tenant reimbursements	29,161	22,535	105,317	84,985
Hotel operations	7,260	6,939	27,214	27,054
Parking	13,965	9,901	48,889	39,326
Management, leasing and development services	2,510	1,926	9,096	7,943
Interest and other	6,421	21,815	16,918	31,598
Total revenue	155,432	121,159	548,035	431,402

Expenses:
Rental property operating and maintenance	35,434	22,881	124,113	84,651
Hotel operating and maintenance	4,548	4,634	17,146	17,324
Real estate taxes	14,653	8,111	49,555	31,736
Parking	5,565	3,219	16,476	12,236
General and administrative	9,789	13,754	37,677	36,909
Other expense	2,050	122	5,177	649
Depreciation and amortization	56,856	36,835	201,173	129,774
Interest	71,708	30,803	233,890	121,927
Loss from early extinguishment of debt	886	2,861	21,662	11,440
Total expenses	201,489	123,220	706,869	446,646

Loss from continuing operations before equity in net loss of unconsolidated joint ventures, gain on sale of real estate and minority interests	(46,057)	(2,061)	(158,834)	(15,244)
Equity in net loss of unconsolidated joint ventures	(426)	(787)	(2,149)	(3,746)
Gain on sale of real estate	–	–	–	108,469
Minority interests allocated to continuing operations	6,935	1,037	24,421	(10,523)
(Loss) income from continuing operations	(39,548)	(1,811)	(136,562)	78,956

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate and minority interests	(171)	(2,539)	(15,045)	(10,007)
Gain on sale of real estate	–	–	195,387	–
Minority interests allocated to discontinued operations	23	346	(24,461)	1,377
(Loss) income from discontinued operations	(148)	(2,193)	155,881	(8,630)

Net (loss) income	(39,696)	(4,004)	19,319	70,326
Preferred stock dividends	(4,766)	(4,766)	(19,064)	(19,064)

Net (loss) income available to common stockholders	$(44,462)	$(8,770)	$255	$51,262

Basic income (loss) per common share:
(Loss) income from continuing operations available to common stockholders	$(0.95)	$(0.14)	$(3.32)	$1.29
(Loss) income from discontinued operations	-	(0.05)	3.33	(0.18)
Net (loss) income available to common stockholders	$(0.95)	$(0.19)	$0.01	$1.11
Weighted average number of common shares outstanding	46,870,622	46,572,219	46,750,597	46,257,573

Diluted income (loss) per common share:
(Loss) income from continuing operations available to common stockholders	$(0.95)	$(0.14)	$(3.32)	$1.27
(Loss) income from discontinued operations	-	(0.05)	3.33	(0.18)
Net (loss) income available to common stockholders	$(0.95)	$(0.19)	$0.01	$1.09
Weighted average number of common and common equivalent shares outstanding	46,870,622	46,572,219	46,833,002	46,931,433

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006

Reconciliation of net (loss) income to funds from operations:

Net (loss) income available to common stockholders	$(44,462)	$(8,770)	$255	$51,262

Add: Depreciation and amortization of real estate assets	56,733	40,578	207,577	144,350
Depreciation and amortization of real estate assets -
unconsolidated joint ventures (a)	2,451	2,519	9,764	10,464
Minority interests	(6,958)	(1,383)	40	9,146

Deduct: Gain on sale of real estate	–	–	195,387	108,469

Funds from operations available to common stockholders
and unit holders (FFO) (b)	$7,764	$32,944	$22,249	$106,753

Company share of FFO (c)	$6,715	$28,459	$19,226	$91,916

FFO per share - basic	$0.14	$0.61	$0.41	$1.99
FFO per share - diluted	$0.14	$0.60	$0.41	$1.96

Weighted average number of common shares outstanding - basic	46,870,622	46,572,219	46,750,597	46,257,573
Weighted average number of common and common
equivalent shares outstanding - diluted	46,899,660	47,304,274	46,833,002	46,931,433

Reconciliation of FFO to FFO before loss from early
extinguishment of debt:
FFO available to common stockholders and unit holders (FFO)	$7,764	$32,944	$22,249	$106,753
Add: Loss from early extinguishment of debt included
in continuing operations	886	2,861	21,662	11,440
Loss from early extinguishment of debt included
in discontinued operations	–	–	9,882	–

FFO before loss from early extinguishment of debt (b)	$8,650	$35,805	$53,793	$118,193

Company share of FFO before loss from
early extinguishment of debt (c)	$7,477	$30,931	$46,485	$101,773

FFO per share before loss from early
extinguishment of debt - basic	$0.16	$0.66	$0.99	$2.20

FFO per share before loss from early
extinguishment of debt - diluted	$0.16	$0.65	$0.99	$2.17
__________
(a)	Amount represents our 20% ownership interest in the Joint Venture.

(b)
FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a floating interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs' FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(c)
Based on a weighted average interest in our operating partnership of approximately 86.4% for the quarters ended December 31, 2007 and 2006, and the year ended December 31, 2007, respectively, and 86.1% for the year ended December 31, 2006.